UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Schedule 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240. 14a-12

Gold Flora Corp.
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3165 Red Hill Avenue
Costa Mesa, CA 92626

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2024

On April 29, 2024, Gold Flora Corp. (“Gold Flora,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) and Notice of Internet Availability of Proxy Materials (the “Notice”) relating to the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 14, 2024, at 9:00 a.m. Pacific Time virtually at www.virtualshareholdermeeting.com/GRAM2024.

On June 12, 2024, the Board of Directors of the Company approved the amendment and restatement of the Company’s By-Laws to reduce the quorum needed for stockholder meetings to one-third (1/3) of the voting power of the shares of the Company entitled to vote at the meeting. The quorum requirement will apply to the Annual Meeting and any adjournments thereof.

This document supplements the Proxy Statement for the Annual Meeting, to reflect the new quorum requirement applicable to the Annual Meeting. Accordingly, the Proxy Statement is hereby supplemented as follows:

•The following text replaces, in its entirety, the question and answer appearing under the header “How many shares must be present or represented to conduct business at the Annual Meeting” on page 12 of the Proxy Statement:

“How many shares must be present or represented to conduct business at the Annual Meeting?

A "quorum" is necessary to conduct business at the Annual Meeting. The presence, in person or by proxy, of the holders of one-third (1/3) of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement, the Proxy Card, or the Notice, and they continue to be in full force and effect as originally filed and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

June 13, 2024